Exhibit 10.7

Amendment #1 to

OFF TAKE AGREEMENT

THIS Amendment (the “Amendment”) to the Offtake Agreement (the “Agreement”) originally entered into on June 13, 2016 between NioCorp Developments LTD (“NioCorp”) and CMC Cometals division of Commercial Metals Company (“CMC”), and subsequently, on Sept 1, 2017, assigned to and assumed from CMC by Traxys Cometals USA, LLC., is entered into on April 13, 2020.

WHEREAS, the parties to the Agreement wish to amend the terms of the Agreement as set out herein and in accordance with the terms of Clause 18.4 of the Agreement;

WHEREAS, Traxys North America LLC (“TNA”) is the successor by merger to Traxys Cometals USA LLC. By virtue of the merger, TNA assumed all of Traxys Cometals USA LLC’s rights, title and interest and all obligations under the Agreement.

NOW, THEREFORE, the undersigned parties do hereby agree to amend the Agreement as follows:

The definition of the term “Territory” in Clause 1.1 (“Definitions and Interpretation”) of the Agreement is hereby replaced with the following:

“Territory: North America (with the exception of U.S. Steel), South Africa, Indonesia, Malaysia, Thailand, Vietnam, Singapore, Commonwealth of Independent States and Mainland China with the exception of the following excluded companies:

- Baosteel Group

- Shagang Group

- Shougang Group

- Taiyuan Iron & Steel Group (TISCO for short)

- Huzhou Yongxing Special Steel Import & Export Co., Ltd.

- Tianjin New Wei San Industrial Co., Ltd. & Tianjin Da Shiang Precision Industrial Co., Ltd.

and any other country as the Parties may agree from time to time in writing, where the parties intend the Buyer to have the exclusive right to sell the Product. Anything herein contained to the contrary notwithstanding, any country, territory or area not specifically set forth above, is excluded from the Territory. In addition, Thyssen Krupp Metallurgical Products GMBH and its parent, subsidiary and affiliate companies are specifically excluded from the Territory, regardless of where in the world they may be located.”

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Except as specifically set forth herein, all other terms and provisions of the Agreement not expressly modified hereby shall remain in full force and effect and are hereby expressly ratified and confirmed.

Traxys North America LLC	NioCorp Developments, LTD
By: /s/ John Kahn	By: /s/ John F. Ashburn Jr.
Name: John Kahn	Name: John F. Ashburn Jr.
Title: Global Product Manager	Title: VP & General Counsel